Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. Five TEK Park 9999 Hamilton Blvd. Breinigsville, PA 18031

Contact:	Stephen R. Milbourne,	08-16
Manager, Investor Relations

smilbourne@buckeye.com

(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS SECOND QUARTER 2008 RESULTS
AND INCREASES QUARTERLY DISTRIBUTION

Breinigsville, PA – July 29, 2008. . . Buckeye Partners, L.P. (NYSE: BPL) (the “Partnership”) today reported its financial results for the second quarter of 2008.  The Partnership’s net income for the second quarter of 2008 was $40.9 million, or $0.70 per LP unit, compared with net income of $34.5 million, or $0.70 per LP unit, reported for the second quarter of 2007.  The Partnership’s EBITDA (as defined below) for the second quarter of 2008 was $72.5 million, compared with EBITDA of $58.7 million in the second quarter of 2007.  Net income per LP unit in the second quarter of 2008 reflects an increase in the average number of LP units outstanding during the second quarter to 48.4 million from an average of 41.3 million LP units outstanding in the second quarter of 2007.

Revenue in the second quarter of 2008 was $492.5 million compared with revenue in the second quarter of 2007 of $125.0 million.  Revenue in the second quarter of 2008 includes $15.2 million generated by the Partnership’s Natural Gas Storage segment, which consists of the natural gas storage facility that was acquired in January 2008, and $347.8 million generated by the Partnership’s Energy Services segment, which consists principally of the wholesale operations of Farm & Home Oil Company LLC, which were acquired in February 2008.  Operating income in the second quarter of 2008 was $58.7 million compared with operating income of $46.3 million in the second quarter of 2007.  Operating income in the second quarter of 2008 includes $7.7 million from the Natural Gas Storage segment and a $0.2 million loss from the Energy Services segment.  In light of the second quarter results for the Energy Services segment and continuing volatility in the

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petroleum products markets, the Partnership is revising its full year 2008 EBITDA estimate for the Energy Services segment to a range of $10 million to $14 million.

The Board of Directors of Buckeye GP LLC, the general partner of the Partnership, declared a regular quarterly partnership cash distribution of $0.8625 per LP unit, payable August 29, 2008 to unitholders of record on August 8, 2008.  This cash distribution represents a quarterly increase in the distribution of $0.0125 per LP unit to an indicated annual cash distribution level of $3.45 per LP unit.  This is the 86th consecutive quarterly cash distribution paid by the Partnership.

Forrest E. Wylie, Chairman and CEO, stated, “We are pleased to report solid financial results for Buckeye for the second quarter and year to date 2008.  Although we experienced a decline of 2.6 percent in pipeline volumes in the second quarter compared to the same period last year, tariff rate increases and effective cost control resulted in a meaningful increase in operating income for the Pipeline Operations segment versus the second quarter of 2007.  In addition, our Terminaling and Storage segment continued to perform in excess of expectations.  With respect to our acquisitions made in early 2008, our Energy Services segment has not performed as well as we anticipated due to the compression in gross margins that resulted from the rapid escalation and overall volatility in petroleum product prices.  However, we are extremely pleased with the results of the Natural Gas Storage segment, which provided a meaningful contribution to our financial results.  Based on our overall financial performance in the second quarter, we are pleased to announce another increase in our quarterly cash distribution to unitholders.”

The Partnership will host a conference call to discuss the second quarter on Wednesday, July 30, 2008, at 11:00 a.m. Eastern Time.  Investors are invited to listen to the conference call via the Internet, on either a live or replay basis at: http://www.videonewswire.com/event.asp?id=49786.  Interested parties may participate in the call by joining the conference at (719) 325-4800 and referencing conference ID 4159877.  An audio replay of the conference call also will be available through August 3, 2008 by dialing (719) 457-0820 Code: 4159877.

Buckeye Partners, L.P. (www.buckeye.com) is a publicly traded partnership that owns and operates one of the largest independent refined petroleum products pipeline

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systems in the United Status in terms of volumes delivered, with approximately 5,400 miles of pipeline. Buckeye Partners, L.P. also owns 63 refined petroleum products terminals, operates and maintains approximately 2,200 miles of pipeline under agreements with major oil and chemical companies, owns a major natural gas storage facility in northern California, and markets refined petroleum products in certain of the geographic areas served by its pipeline and terminal operations.  The general partner of Buckeye Partners, L.P. is owned by Buckeye GP Holdings L.P. (NYSE: BGH).

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EBITDA, a measure not defined under generally accepted accounting principles (“GAAP”), is defined by the Partnership as income from continuing operations before interest expense (including amortization and write-off of deferred debt financing costs), income taxes, depreciation, and amortization.  EBITDA should not be considered an alternative to net income, operating profit, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.  Because EBITDA excludes some items that affect net income and these items may vary among other companies, the EBITDA data presented may not be comparable to similarly titled measures at other companies.  Management of the Partnership uses EBITDA as a performance measure to assist in the analysis and assessment of the Partnership’s operations, to evaluate the viability of proposed projects, and to determine overall rates of return on alternative investment opportunities.  The Partnership believes that investors benefit from having access to the same financial measures used by the Partnership’s management.  Please see the attached reconciliation of EBITDA to income from continuing operations, the most directly comparable GAAP measure.  In addition, the Partnership is forecasting net income, a GAAP measure, in a range of $4.2 million to $8.2 million in 2008 for its Energy Services segment, based on projected EBITDA in a range of $10 million to $14 million, less estimated interest expense associated with working capital financing of approximately $4.1 million and depreciation of approximately $1.7 million.  Actual interest expense for 2008 will vary for many reasons, including general market conditions and the amount of working capital required by the Energy Services segment.  Actual depreciation will vary depending on the values and useful lives assigned to the various assets acquired in the Energy Services segment as well as the amount of capital expenditures to be incurred by the Energy Services segment in 2008.

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This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates”, “estimates”, “expects”, “intends”, “plans”, “predicts”, “projects”, “should”, and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond the control of the Partnership.  Among them are (1) changes in laws or regulations to which we are subject, including those that permit the treatment of us as a partnership for federal income tax purposes, (2) terrorism, adverse weather conditions, environmental releases, and natural disasters, (3) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (4) adverse regional or national economic conditions or adverse capital market conditions, (5) shutdowns or interruptions at the source points for the products we transport, store, or sell, (6) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, and (7) volatility in the price of refined petroleum products

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and the value of natural gas storage services. You should read our Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

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BUCKEYE PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Product sales	$346,436	$1,035	$587,482	$5,950
Transportation and other	146,112	123,916	285,342	243,945
Total revenue	492,548	124,951	872,824	249,895
Costs and expenses:
Cost of product sales	341,591	1,032	578,203	5,876
Operating expenses	69,112	61,405	134,440	115,271
Depreciation and amortization	13,460	11,098	25,958	21,905
General and administrative	9,717	5,159	17,423	10,313
Total costs and expenses	433,880	78,694	756,024	153,365
Operating income	58,668	46,257	116,800	96,530
Other income (expense):
Investment and equity income	1,573	2,570	4,213	4,636
Interest and debt expense	(18,021)	(12,773)	(35,955)	(26,260)
Minority interests and other	(1,360)	(1,509)	(2,794)	(2,627)
Total other (expense)	(17,808)	(11,712)	(34,536)	(24,251)
Income from continuing operations	40,860	34,545	82,264	72,279
(Loss) income from discontinued operations	(8)	—	1,405	—
Net income	$40,852	$34,545	$83,669	$72,279
Allocation of net income:
Net income allocated to general partner:
Income from continuing operations	$6,869	$5,801	$14,171	$12,618
(Loss) income from discontinued operations	$(2)	$—	$423	$—
Net income allocated to limited partners:
Income from continuing operations	$33,991	$28,744	$68,093	$59,661
(Loss) income from discontinued operations	$(6)	$—	$982	$—
Earnings per limited partner unit-basic:
Income from continuing operations	$0.70	$0.70	$1.45	$1.47
Income from discontinued operations	—	—	0.02	—
Earnings per limited partner unit-basic	$0.70	$0.70	$1.47	$1.47
Earnings per limited partner unit-diluted:
Income from continuing operations	$0.70	$0.70	$1.44	$1.47
Income from discontinued operations	—	—	0.02	—
Earnings per limited partner unit-diluted	$0.70	$0.70	$1.46	$1.47
Weighted average number of limited partner units outstanding:
Basic	48,368	41,201	47,116	40,579
Diluted	48,394	41,253	47,144	40,634

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(Financial data in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Pipeline Operations	$98,887	$92,427	$195,277	$186,178
Terminalling and Storage	27,114	23,948	54,746	47,536
Natural Gas Storage	15,186	—	26,650	—
Energy Services	347,768	—	582,315	—
Other Operations	10,757	8,576	21,626	16,181
Intersegment eliminations	(7,164)	—	(7,790)	—
Total	$492,548	$124,951	$872,824	$249,895

Operating income:
Pipeline Operations	$38,953	$35,046	$75,641	$72,956
Terminalling and Storage	10,297	8,773	23,267	18,919
Natural Gas Storage	7,691	—	12,560	—
Energy Services	(231)	—	1,495	—
Other Operations	1,958	2,438	3,837	4,655
Total	$58,668	$46,257	$116,800	$96,530

Operating, general & administrative expenses:
Pipeline Operations	$59,934	$57,381	$119,636	$113,222
Terminalling and Storage	16,817	15,175	31,479	28,617
Natural Gas Storage	7,495	—	14,090	—
Energy Services	347,999	—	580,820	—
Other Operations	8,799	6,138	17,789	11,526
Intersegment eliminations	(7,164)	—	(7,790)	—
Total	$433,880	$78,694	$756,024	$153,365

Depreciation and amortization:
Pipeline Operations	$9,365	$9,316	$18,613	$18,405
Terminalling and Storage	1,516	1,434	3,004	2,739
Natural Gas Storage	1,702	—	2,750	—
Energy Services	444	—	734	—
Other Operations	433	348	857	761
Total	$13,460	$11,098	$25,958	$21,905

Capital expenditures:
Pipeline Operations			$13,844	$29,375
Terminalling and Storage			7,217	6,075
Natural Gas Storage			10,020	—
Energy Services			1,420	—
Other Operations			—	1,516
Total			$32,501	$36,966

Operating Data
Pipeline Throughput (b/d - 000s)	1,406.7	1,443.8	1,395.1	1,449.3
Pipeline Average Tariff (Cents/bbl.)	67.7	64.9	65.7	63.3
Terminal Throughput (b/d - 000s)	554.0	570.1	538.1	553.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
EBITDA Reconciliation:
Income from continuing operations	$40,860	$34,545	$82,264	$72,279
Interest and debt expense	18,021	12,773	35,955	26,260
Income tax expense	198	236	426	438
Depreciation and amortization	13,460	11,098	25,958	21,905
EBITDA	$72,539	$58,652	$144,603	$120,882